Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Isonics Corporation on Form S-3 of our report, dated July 19, 2006, appearing in the Annual Report on Amendment No. 1 to Form 10-KSB of Isonics Corporation for the year ended April 30, 2006.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado
November 9, 2006